EXHIBIT 99.2

Hostopia.com Inc.

Suite 1100, 5915 Airport Road

Mississauga, Ontario, L4V 1T1

PROXY

PROXY, SOLICITED BY THE MANAGEMENT OF THE COMPANY, for the Annual General Meeting of Shareholders to be held on Thursday, September 6, 2007. The undersigned Shareholder of Hostopia.com Inc., (the “Company”) hereby appoints Colin Campbell, or failing him, William Campbell or instead of either of them,                                               as proxy, with power of substitution, to attend and vote for the undersigned at the Annual General Meeting of Shareholders of the Company to be held at the offices of Gowling Lafleur Henderson LLP in the Gowling Lafleur Henderson Meeting Room at First Canadian Place, Suite 1600, 100 King Street West, Toronto, Ontario M5X 1G5 at 11 a.m. (Toronto time), Thursday, September 6, 2007 and at any adjournments thereof, and without limiting the general authorization and power hereby given, the persons named above are specifically directed to vote as follows:

1.	Election of the directors as nominated by the management of the Company:

Randall Bast	FOR ( ) WITHHOLD ( )
Colin Campbell	FOR ( ) WITHHOLD ( )
William Campbell	FOR ( ) WITHHOLD ( )
Michael Cytrynbaum	FOR ( ) WITHHOLD ( )
Matthew George	FOR ( ) WITHHOLD ( )
Robert H. Kidd	FOR ( ) WITHHOLD ( )
Christopher Scatliff	FOR ( ) WITHHOLD ( )
2.	FOR ( ), AGAINST ( ) or WITHHOLD ( ) Ratification of appointment of KPMG LLP, Independent Registered Public Accountants, as auditors of the Company for the ensuing year.

3.	In his/her discretion with respect to amendments or variations to the above matters and on such other matters as may properly come before the meeting.

TO BE VALID, THIS PROXY MUST BE RECEIVED BY THE COMPANY, OR ITS AGENT, EQUITY TRANSFER & TRUST COMPANY, 200 UNIVERSITY AVENUE, SUITE 400, TORONTO, ON M5H 4H1, NOT LATER THAN 11:59 P.M. TORONTO TIME, ON WEDNESDAY, SEPTEMBER 5, 2007.

This proxy revokes and supersedes all proxies of earlier date.

THIS PROXY MUST BE DATED.

DATED this ________ day of ______________________ , 2007.

Signature of Shareholder

You have the right to appoint a person other than as designated herein to represent you at the meeting. You may exercise this right either by striking out the names of the persons designated above and inserting such person's name in the blank space provided or by completing another proper form of proxy and, in either case, delivering the completed proxy to Equity Transfer & Trust Company at the address and by the time set forth above.

The shares represented by this proxy will be voted in accordance with the instructions of the shareholder on any ballot that may be called for. In the absence of instructions, this proxy will be voted for each of the matters referred to herein and in respect of any other matter will be voted in the discretion of the person named as proxy herein.